Exhibit 10.13

AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) dated as of January 29, 2025 (this “Amendment Date”), is entered into by and between Cloudastructure, Inc., a Delaware corporation (“Company”), and Streeterville Capital, LLC, a Utah limited liability company, its successors and/or assigns (“Investor”). Company and Investor may hereinafter be referred to collectively as the “Parties.”

A. Company and Investor have entered into a Securities Purchase Agreement, dated as of November 25, 2024 (as previously amended, the “Agreement”), pursuant to the terms of which, among other things, Investor has agreed to purchase, and Company has agreed to issue and sell, shares of Company’s Series 1 Convertible Preferred Stock, par value $0.0001 (the “Preferred Shares”).

B. Pursuant to Section 12.9 of the Agreement, the Parties desire to amend the terms of the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

2. Pre-Delivery Shares. Section 1.2 of the Agreement is hereby amended and restated in its entirety to read:

1.2       Pre-Delivery Share Calculation and True-Up. Company agrees to deliver 720,000 Pre-Delivery Shares to Investor on January 29, 2025. On February 7, 2025, Company will perform the following true-up calculation: fifty percent (50%) of the Stated Value (as defined in the Certificate of Designations) of the Preferred Shares divided by the closing trade price of the Class A Shares on February 6, 2025 (as reported by Bloomberg L.P.) (such resulting number, the “True-Up Number”). If the True-Up Number is greater than 720,000, then Investor will be entitled to purchase a number of additional Pre-Delivery Shares equal to the difference between the True-Up Number and 720,000. Notwithstanding the foregoing, in no event will the issuance of Pre-Delivery Shares to Investor cause Investor to exceed the 4.99% Maximum Percentage (as defined in the Certificate of Designations) (without aggregating beneficial ownership with any of Investor’s affiliates) set forth in the Certificate of Designations. Any Pre-Delivery Shares to which Investor is entitled to pursuant to this Section 1.2 but cannot be delivered without causing Investor to exceed the Maximum Percentage will be held by Company in abeyance for the sole and exclusive benefit of Investor. Company covenants and agrees to issue such additional Pre-Delivery Shares to Investor from time to time within two (2) Business Days of a written request from Investor, which request shall include confirmation of Investor’s beneficial ownership as of the date thereof, so long as such requested issuance does not cause Investor to exceed the Maximum Percentage. In the event the True-Up Number is less than 720,000, then Company will have the right to repurchase a number of Pre-Delivery Shares from Investor equal to the difference between 720,000 and the True-Up Number at a purchase price of $0.0001 per share.

3. Additional Shareholder Approval. Company agrees that at its 2025 annual meeting of shareholders it will seek shareholder approval with respect to the incremental increase in the Purchase Price from $6,000,000 to $6,300,000 pursuant to that certain Amendment No. 1 to Securities Purchase Agreement.

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4. Miscellaneous.

(a) Except as otherwise provided herein, the Agreement shall remain unchanged and in full force and effect.

(b) From and after the date of this Amendment, any reference in the Agreement to “hereof,” “herein,” “hereunder,” “hereby,” “Transaction Documents” and “this Agreement” shall be deemed a reference to the Agreement as amended by this Amendment; provided, however, that any reference to the date of the Agreement, the use of the phrase “the date hereof” or “the date of this Agreement” shall in all cases be a reference to November 25, 2024 and not the Amendment Date.

(c) The provisions contained in Section 12 of the Agreement are incorporated by reference in this Amendment mutatis mutandis.

(d) The Agreement, as amended hereby, is hereby ratified and confirmed in all respects. In the event of a conflict between the Agreement and this Amendment, the terms of this Amendment shall control.

[Signature page follows]

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In witness whereof, the Parties hereto have caused this Amendment as of the date set forth above.

INVESTOR:

Streeterville Capital, LLC

By:   /s/John M. Fife

John M. Fife, President

COMPANY:

Cloudastructure, Inc.

By:   /s/ James McCormick

James McCormick, Chief Executive Officer

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